AMENDMENT  dated as of May ____,  2002 (this
                           "Amendment"), to the Receivables Transfer Agreement dated as of September 19, 2000 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement"), by and among IKON Funding-2, LLC, as Transferor (the "Transferor"), IOS Capital, LLC, a Delaware limited liability company, as Originator and as Collection Agent (the "Originator" and the "Collection Agent"), Park Avenue Receivables Corporation, as Conduit Transferee (the "Conduit Transferee"), the several financial institutions party thereto from time to time, as APA Transferees (the "APA Transferees") and JPMorgan Chase Bank
                           (formerly The Chase Manhattan Bank), a New York banking corporation, as Administrative Agent (the "Administrative Agent").


                  WHEREAS, the Originator has requested that the Agent, the Transferor, the Collection Agent, the Administrative Agent and the Required Transferees consent to an amendment to the Receivables Transfer Agreement in the manner provided in this Amendment; and

                  WHEREAS, the Originator, the Agent, the Transferor, the Collection Agent, the Administrative Agent and the Required Transferees are willing, on the terms and conditions hereinafter set forth, to consent to such an Amendment.


                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Receivables Transfer Agreement, as amended hereby.

         2. Amendment of the Receivables Transfer Agreement. (a) The definition of "Applicable Percentage" is hereby

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                                                                           2


amended by deleting the text "three" immediately after the text "(a)", and replacing it with the text "Applicable Multiplier".

                  (b) The following definitions are to be added to Exhibit I in the appropriate alphabetical order:

                  "Applicable Multiplier" means (a) at any time and for so long as the long-term senior, unsecured, unsubordinated credit rating assigned to Parent by S&P or Moody's is BB+ or Ba1 or higher, respectively, three, (b) at any time and for so long as the long-term senior, unsecured, unsubordinated credit rating assigned to Parent by S&P or Moody's is below BB+ or Ba1 and above BB- or Ba3, respectively, four and (c) at any time and for so long as the long-term senior, unsecured, unsubordinated credit rating assigned to Parent by S&P or Moody's is BB- or Ba3 or below, respectively, five.

                  "Consolidated Net Worth" shall be determined in accordance with GAAP and shall mean the sum (as reflected in the consolidated balance sheet of Parent and its Consolidated Subsidiaries) of (i) the stated dollar amount of outstanding capital stock plus, (ii) the stated dollar amount of additional paid in capital, if any, plus (iii) the amount of surplus and retained earnings minus, (iv) the cost of treasury shares and the excess of redemption value over the stated value of preferred stock of Parent and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary" means any corporation of which Parent directly or indirectly owns or controls at least a majority of the outstanding stock having general voting power, including without limitation the right, under ordinary circumstances, to vote for the election of a majority of the Board of Directors of such corporation.

                  "Finance Leasing Subsidiary" means the Originator, IKON Capital Inc., a Canadian corporation, IKON Capital, PLC, a British company, IKON Office Solutions Dublin Limited, an Irish company, IKON Leasing GmbH, a German company, and their respective subsidiaries, any successors to such corporations, and such additional subsidiaries whose primary business is the leasing or other

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                                                                           3


financing of products distributed by Parent and its subsidiaries.

                  "Fixed  Charges   Coverage  Ratio"  means  the  ratio  of  (x)
consolidated operating income to (y) interest costs, excluding interests costs of Finance Leasing Subsidiaries.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

                  "SFAS" means the Statement on Financial Accounting Standards issued by the American Institute of Certified Public Accountants from time to time.

         (c) Exhibit V of the Receivables Transfer Agreement is hereby amended by deleting in its entirety the text of clause (k)and replacing it with the following:

                  "(k)(i) The total debt of Parent and its Consolidated Subsidiaries is equal to or greater than 60% of the sum of (a) the total debt of Parent and its Consolidated Subsidiaries plus (b) the consolidated minority interest obligations shown on the consolidated balance sheet of Parent and its Consolidated Subsidiaries plus, (c) the Consolidated Net Worth of Parent and its Consolidated Subsidiaries. For purposes of calculating such ratio (x) Finance Leasing Subsidiaries shall be excluded from the definition of "Consolidated Subsidiaries", (y) any adjustments resulting from the application of SFAS 133 shall be excluded from shareholder's equity, and (z) in calculating the Consolidated Net Worth of Parent and its Consolidated Net Worth of Parent and its Consolidated Subsidiaries, non-recurring charges subsequent to June 30, 2001 shall be added back.

                  (k)(ii) For any quarter, the Fixed Charges Coverage Ratio of Parent is less than 1.35 to 1.00."


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                                                                           4



                                            PARK AVENUE RECEIVABLES
                                            CORPORATION, as Conduit Transferee

                                            By:_________________________________
                                            Name:
                                            Title:


                                            JPMORGAN CHASE BANK,
                                            as Administrative Agent

                                            By: ________________________________
                                            Name:
                                            Title:

                                            IKON FUNDING-2, LLC, as the
                                            Transferor
                                            By:  IKON Funding, Inc., as its
                                            manager

                                            By: ________________________________
                                            Name:
                                            Title:


                                            IOS CAPITAL, LLC, as Originator
                                            and Collection Agent

                                            By: ________________________________
                                            Name:
                                            Title:

   REQUIRED TRANSFEREE SIGNATURE PAGE TO AMENDMENT DATED AS OF MAY ____, 2002

                  Name of Institution ________________________

                                      By: ____________________

                                            Name:

                                            Title: